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                                                                    EXHIBIT 23.4



                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in the registration statements of Loral Space & Communications Ltd. ("Loral") on Form S-3 (File No. 33-26517) of our report dated April 15, 1997, on our audits of the financial statements of Skynet Satellite Services as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, which report is incorporated by reference from Loral's Form 8K/A dated March 14, 1997.



                                          Coopers & Lybrand L.L.P.



New York, New York


June 23, 1997